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                                                HEI, INC.
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                                                                   NEWS RELEASE



[LETTERHEAD]



                 HEI ASTOUNDED BY FANT'S LATEST PRESS RELEASE

VICTORIA, MN (August 3, 1998)   Eugene Courtney, HEI's Chief Executive
Officer, said today that the Company was astounded by Mr. Fant's comments in this morning's press release.

Courtney stated, "Fant's comments this morning continue his disturbing pattern of mischaracterizing the facts. Unfortunately, we once again need to set the record straight.

- Mr. Fant has placed calls to me from time to time for the apparent purpose of twisting our conversations or lack of conversations into distorted press releases or advertisements. Our most recent call was on Saturday. I did not refuse to sit down with him as he alleged. Indeed, I called him on Sunday and left a message that we remain willing to sit down with him to hear any constructive proposals that he might have to benefit all shareholders. That apparently is not what Mr. Fant wanted to hear.

- HEI is very interested in letting the shareholders decide. We will not delay the meeting or the vote. However, under Minnesota law, the Fant group can vote only 20% of the HEI shares, and we believe that the group includes not just Mr. Fant, but his sister and his financial advisor, and together that group owns more than 20% of the shares. We are seeking a court decision to that effect. As directors, we have a duty to ensure that the Fant group's shares are voted in accordance with Minnesota law.

- The Federal Court in Alabama determined that HEI's legal action should be heard in Alabama solely because Fant hastily filed suit in Alabama before HEI, in response to Fant's lawsuit, reluctantly filed its action in Minnesota. We believe that Fant's early filing in Alabama was made for the purpose of assuring that HEI's claims would be heard in Alabama. The Alabama judge will hear HEI's claims for a preliminary injunction tomorrow morning.

- HEI also believes that Fant has used numerous misleading advertisements and press releases. Two of the most blatantly untrue assertions are--that HEI's earnings have declined dramatically during the past five years and that it is necessary to vote in favor of Fant to tender shares into the tender offer. We believe that these untrue statements were deliberately intended to confuse shareholders into voting for Fant, and the court should decide whether that confusion has made an informed decision impossible.

It is very upsetting to HEI that constructive dialog with Mr. Fant appears impossible because of Mr. Fant's apparent desire to distort conversations for his personal gain rather than to engage in meaningful discussions."

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HEI IS A MINNESOTA-BASED COMPANY SPECIALIZING IN THE DESIGN AND MANUFACTURE
OF ULTRAMINIATURE MICROELECTRONIC DEVICES AND HIGH TECHNOLOGY PRODUCTS INCORPORATING THOSE DEVICES. THE COMPANY'S STOCK TRADES ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL HEII.
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